Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. REPORTS
FOURTH QUARTER 2023 RESULTS

HOUSTON, January 26, 2024 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $27.3 million, or diluted earnings per share of $0.51, for the fourth quarter 2023 and net income of $130.5 million, or diluted earnings per share of $2.45, for the year ended December 31, 2023. During the fourth quarter, the Company recorded certain nonrecurring noninterest expense items, including the FDIC special insurance assessment expense of $2.4 million.

“We are pleased to announce our full-year and fourth quarter results, capping a successful year despite industry challenges and economic uncertainty,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer. “We maintained our focus on capital, liquidity, and credit to protect shareholder value in a year of rapidly rising interest rates and large bank failures, all while setting the foundation of a new organization following our combination in late 2022. Our staff has done a great job in combining two banks and we are poised to refine what we have built. The success of our team’s efforts during the year is reflected by our maintaining a solid net interest margin, a strong deposit base, our credit quality and ability to build capital,” he continued.

“While we expect a somewhat slower economy in 2024, our focus will be on continuing to optimize and reduce our noninterest expenses as we manage the organization’s needs and requirements from crossing the $10 billion asset threshold. We believe that we are well positioned to take advantage of the opportunities that may be presented in 2024 and that our strategy provides us with optionality,” said Mr. Franklin.

“We operate in some of the best banking markets in the country and we look forward to the possibility of additional clarity around the direction of interest rates and a more reasonably priced market for deposits and funding in the new year. Thank you to our shareholders for their support and we look forward to continuing to build shareholder value in 2024,” concluded Mr. Franklin.

2023 Financial Highlights

•Strong Earnings: Stellar recorded 2023 net income of $130.5 million, or diluted earnings per share of $2.45, representing a return on average assets of 1.21%, return on average equity of 8.96% and return on average tangible equity of 15.75%(1).

•Meaningful Regulatory Capital Build: Total risk-based capital ratio increased to 14.02% at December 31, 2023 from 12.39% at December 31, 2022 and Tier 1 leverage ratio increased to 10.18% at December 31, 2023 from 8.55% at December 31, 2022.

•Book Value Growth: During 2023, book value per share increased to $28.54 at December 31, 2023 compared to $26.12 at December 31, 2022 while tangible book value per share increased by $3.00, or 21.4%, from $14.02 at December 31, 2022 to $17.02 at December 31, 2023.

•Advantageous Funding Profile: Noninterest-bearing deposit balances remained a significant portion of our deposit funding base, ending the year at 40.0% of total deposits.

Fourth Quarter 2023 Financial Highlights

•Strong Net Interest Margin: Tax equivalent net interest margin was 4.40% for fourth quarter of 2023 up from 4.37% in the third quarter of 2023. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.91%(1) for the fourth quarter of 2023 up from 3.87%(1) for the third quarter of 2023.

•Solid Profitability: Fourth quarter 2023 net income of $27.3 million, or diluted earnings per share of $0.51, translated into an annualized return on average assets of 1.02%, an annualized return on average equity of 7.33% and an annualized return on average tangible equity of 12.61%(1).
_____________________
(1) Refer to page 10 of this earnings release for the calculation of this non-GAAP financial measure.

Merger of Equals

The merger of equals (the “Merger”) between Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”), which became effective on October 1, 2022, was accounted for as a reverse acquisition using the acquisition method of accounting, with CBTX treated as the legal acquirer and Allegiance treated as the accounting acquirer for financial reporting purposes. Therefore, the historical financial statements of the Company prior to the Merger reflect the historical financial statement balances of Allegiance. In addition, the assets and liabilities of CBTX as of the date of the Merger were recorded at estimated fair value and added to those of Allegiance. The Merger had a significant impact on all aspects of the Company's financial statements and, as a result, financial results after the Merger are not comparable to financial results prior to the Merger. Results of operations for 2023 and the fourth quarter 2022 reflect the combined operations following the Merger. The full year 2022 results of operations reflect the combined operations for the fourth quarter 2022 and the stand-alone Allegiance results for all periods prior to October 1, 2022.

Fourth Quarter 2023 Results

Net interest income in the fourth quarter 2023 decreased $791 thousand, or 0.7%, to $105.9 million from $106.7 million for the third quarter 2023. The net interest margin on a tax equivalent basis increased three basis points to 4.40% for the fourth quarter 2023 from 4.37% for the third quarter 2023. The increase in the net interest margin from the prior quarter was primarily due to the increased yield on interest earning assets partially offset by increased rates on our cost of funding. Net interest income for the fourth quarter of 2023 benefited from $11.7 million of income from purchase accounting adjustments compared to $12.4 million in the third quarter of 2023. Excluding purchase accounting adjustments, a non-GAAP measure that is reconciled on page 10 of this earnings release, net interest income (tax equivalent) for the fourth quarter 2023 would have been $94.4 million and the tax equivalent net interest margin would have been 3.91%.

Noninterest income for the fourth quarter 2023 was $6.9 million, an increase of $2.2 million, or 46.7%, compared to $4.7 million for the third quarter 2023. Noninterest income increased in the fourth quarter of 2023 compared to the third quarter of 2023 primarily due to Small Business Investment Company income recognized partially offset by a decrease in debit card and ATM income due to the impact of the Durbin Amendment and change in the Company’s policy on charging nonsufficient funds fees.

Noninterest expense for the fourth quarter 2023 increased $7.2 million, or 10.2%, to $77.9 million compared to $70.7 million for the third quarter 2023. The increase in noninterest expense in the fourth quarter of 2023 compared to the third quarter of 2023 was primarily due to nonrecurring items including higher professional fees associated with various projects during the quarter some of which related to crossing the $10 billion asset threshold, a $2.4 million accrual for future payments to the FDIC pursuant to the special insurance assessment associated with two bank failures during 2023 and $1.9 million of severance expense.

The efficiency ratio was 69.21% for the fourth quarter 2023 compared to 63.50% for the third quarter 2023. Fourth quarter 2023 annualized returns on average assets, average equity and average tangible equity were 1.02%, 7.33% and 12.61%, respectively, compared to 1.14%, 8.34% and 14.47%, respectively, for the third quarter 2023. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10 of this earnings release.

Year Ended December 31, 2023 Results

Net interest income for the year ended December 31, 2023 increased $147.8 million, or 51.1%, to $436.8 million from $289.0 million for the year ended December 31, 2022. The net interest margin on a tax equivalent basis increased 57 basis points to 4.51% for the year ended December 31, 2023 from 3.94% for the year ended December 31, 2022. The increase in the net interest margin from the prior quarter was primarily due to the impact of the Merger. Net interest income for the year ended December 31, 2023 benefited from $46.8 million of purchase accounting adjustments compared to $8.4 million for the year ended December 31, 2022. Excluding purchase accounting adjustments, a non-GAAP measure that is reconciled on page 10 of this earnings release, net interest income (tax equivalent) for the year ended December 31, 2023 would have been $390.9 million and the tax equivalent net interest margin would have been 4.03%.

Noninterest income for the year ended December 31, 2023 was $24.6 million, an increase of $4.2 million, or 20.7%, compared to $20.4 million for the year ended December 31, 2022. Noninterest income increased in 2023 compared to 2022 primarily due to increased scale as a result of the Merger along with increased Small Business Investment Company income. The increase in noninterest income was partially offset by the decrease in debit card and ATM income due to the impact of the Durbin Amendment and change in the Company’s policy on charging nonsufficient funds fees along with the nonrecurring gains on sale of securities, loans and assets during the fourth quarter 2022.

Noninterest expense for the year ended December 31, 2023 increased $94.4 million, or 48.2%, to $290.5 million compared to $196.1 million for the year ended December 31, 2022. The increase in noninterest expense in 2023 compared to 2022 was due to increased scale as a result of the Merger primarily within categories such as salaries and benefits and amortization of intangibles along with higher professional fees associated with various projects some of which related to crossing the $10 billion asset threshold, partially offset by a decrease in acquisition and merger-related expenses to $15.6 million from $24.1 million in 2022.

The efficiency ratio was 63.02% for the year ended December 31, 2023 compared to 64.23% for the year ended December 31, 2022. Annualized returns on average assets, average equity and average tangible equity were 1.21%, 8.96% and 15.75%, respectively, for the year ended December 31, 2023 compared to 0.64%, 5.69% and 9.16%, respectively, for the year ended December 31, 2022. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10 of this earnings release.

Financial Condition

Total loans at December 31, 2023 decreased $79.4 million to $7.93 billion compared to $8.00 billion at September 30, 2023. At December 31, 2023, the remaining balance of the purchase accounting adjustments on loans was $106.8 million.

Total deposits at December 31, 2023 increased $186.8 million to $8.87 billion compared to $8.69 billion at September 30, 2023, due to increases in interest-bearing demand, money market and certificates and other time deposits, partially offset by a decreases noninterest-bearing deposits. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits. Estimated uninsured deposits totaled $4.95 billion and estimated uninsured deposits net of collateralized deposits of $1.17 billion were $3.78 billion, or 42.6%, of total deposits at December 31, 2023.

Total assets at December 31, 2023 were $10.65 billion, a decrease of $18.3 million, compared to $10.67 billion at September 30, 2023.

Asset Quality

Nonperforming assets totaled $39.2 million, or 0.37% of total assets, at December 31, 2023, compared to $38.3 million, or 0.36%, of total assets, at September 30, 2023. The allowance for credit losses on loans as a percentage of total loans was 1.16% at December 31, 2023 and 1.17% at September 30, 2023.

The provision for credit losses for the fourth quarter 2023 was $1.0 million compared to $2.3 million for the third quarter 2023. Fourth quarter 2023 net charge-offs were $2.6 million, or 0.13% (annualized) of average loans, compared to net charge-offs of $8.1 million, or 0.40% (annualized) of average loans, for the third quarter 2023.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, January 26, 2024 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its fourth quarter 2023 results. Participants may register for the conference call at https://conferencingportals.com/event/FdklYbaS to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellar.bank. A simultaneous audio-only webcast may be accessed at https://events.q4inc.com/attendee/844946085. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor relations
IR@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Merger, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

4

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2023				2022
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$121,004	$94,970	$105,913	$99,231	$67,063
Interest-bearing deposits at other financial institutions	278,233	207,302	198,176	164,102	304,642
Total cash and cash equivalents	399,237	302,272	304,089	263,333	371,705

Available for sale securities, at fair value	1,395,680	1,414,952	1,478,222	1,519,175	1,807,586

Loans held for investment	7,925,133	8,004,528	8,068,718	7,886,044	7,754,751
Less: allowance for credit losses on loans	(91,684)	(93,575)	(100,195)	(96,188)	(93,180)
Loans, net	7,833,449	7,910,953	7,968,523	7,789,856	7,661,571

Accrued interest receivable	44,244	43,536	42,051	42,405	44,743
Premises and equipment, net	118,683	119,332	119,142	124,723	126,803
Federal Home Loan Bank stock	25,051	29,022	24,478	19,676	15,058
Bank-owned life insurance	105,084	104,699	104,148	103,616	103,094
Goodwill	497,318	497,318	497,260	497,260	497,260
Core deposit intangibles, net	116,712	122,944	129,805	136,665	143,525
Other assets	111,681	120,432	110,633	108,009	129,092
Total assets	$10,647,139	$10,665,460	$10,778,351	$10,604,718	$10,900,437

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,546,815	$3,656,288	$3,713,536	$3,877,859	$4,230,169
Interest-bearing
Demand	1,659,999	1,397,492	1,437,509	1,394,244	1,591,828
Money market and savings	2,136,777	2,128,950	2,174,073	2,401,840	2,575,923
Certificates and other time	1,529,876	1,503,891	1,441,251	1,064,932	869,712
Total interest-bearing deposits	5,326,652	5,030,333	5,052,833	4,861,016	5,037,463
Total deposits	8,873,467	8,686,621	8,766,369	8,738,875	9,267,632

Accrued interest payable	11,288	7,612	4,555	3,875	2,098
Borrowed funds	50,000	323,981	369,963	238,944	63,925
Subordinated debt	109,765	109,665	109,566	109,420	109,367
Other liabilities	81,601	76,735	69,218	67,388	74,239
Total liabilities	9,126,121	9,204,614	9,319,671	9,158,502	9,517,261

SHAREHOLDERS’ EQUITY:
Common stock	533	533	533	533	530
Capital surplus	1,232,627	1,231,686	1,228,532	1,225,596	1,222,761
Retained earnings	405,945	385,600	361,619	333,368	303,146
Accumulated other comprehensive loss	(118,087)	(156,973)	(132,004)	(113,281)	(143,261)
Total shareholders’ equity	1,521,018	1,460,846	1,458,680	1,446,216	1,383,176
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,647,139	$10,665,460	$10,778,351	$10,604,718	$10,900,437

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Years Ended
	2023				2022	2023	2022
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$139,114	$138,948	$133,931	$125,729	$116,145	$537,722	$280,375
Securities:
Taxable	9,622	9,493	9,726	9,653	9,834	38,494	27,128
Tax-exempt	418	437	436	1,262	3,057	2,553	10,733
Deposits in other financial institutions	3,021	2,391	2,865	3,771	2,933	12,048	4,758
Total interest income	152,175	151,269	146,958	140,415	131,969	590,817	322,994

INTEREST EXPENSE:
Demand, money market and savings deposits	25,033	23,557	20,708	18,037	12,406	87,335	19,139
Certificates and other time deposits	15,075	13,282	9,622	3,307	2,083	41,286	7,825
Borrowed funds	4,154	5,801	6,535	1,317	417	17,807	1,216
Subordinated debt	1,983	1,908	1,812	1,927	1,449	7,630	5,856
Total interest expense	46,245	44,548	38,677	24,588	16,355	154,058	34,036
NET INTEREST INCOME	105,930	106,721	108,281	115,827	115,614	436,759	288,958
Provision for credit losses	1,047	2,315	1,915	3,666	44,793	8,943	50,712
Net interest income after provision for credit losses	104,883	104,406	106,366	112,161	70,821	427,816	238,246

NONINTEREST INCOME:
Nonsufficient funds and overdraft charges	183	291	418	406	447	1,298	834
Service charges on deposit accounts	1,337	1,329	1,157	943	1,242	4,766	2,856
Gain (loss) on sale of assets	198	—	(6)	198	4,025	390	4,050
Bank-owned life insurance	573	551	532	522	515	2,178	1,125
Debit card and ATM income	542	935	1,821	1,698	1,897	4,996	4,465
Other	4,053	1,589	1,561	3,731	2,511	10,934	7,024
Total noninterest income	6,886	4,695	5,483	7,498	10,637	24,562	20,354

NONINTEREST EXPENSE:
Salaries and employee benefits	40,464	39,495	37,300	39,775	40,949	157,034	107,554
Net occupancy and equipment	4,572	4,455	3,817	4,088	3,781	16,932	10,335
Depreciation	1,955	1,952	1,841	1,836	1,903	7,584	4,951
Data processing and software amortization	5,000	4,798	4,674	5,054	3,776	19,526	11,337
Professional fees	3,867	997	1,564	1,527	2,298	7,955	3,583
Regulatory assessments and FDIC insurance	5,169	1,814	2,755	1,294	1,263	11,032	4,914
Amortization of intangibles	6,247	6,876	6,881	6,879	7,051	26,883	9,303
Communications	743	663	689	701	737	2,796	1,800
Advertising	1,004	877	907	839	1,130	3,627	2,460
Acquisition and merger-related expenses	3,072	3,421	2,897	6,165	11,469	15,555	24,138
Other	5,848	5,400	5,882	4,440	5,267	21,570	15,701
Total noninterest expense	77,941	70,748	69,207	72,598	79,624	290,494	196,076
INCOME BEFORE INCOME TAXES	33,828	38,353	42,642	47,061	1,834	161,884	62,524
Provision for income taxes	6,562	7,445	7,467	9,913	(218)	31,387	11,092
NET INCOME	$27,266	$30,908	$35,175	$37,148	$2,052	$130,497	$51,432

EARNINGS PER SHARE
Basic	$0.51	$0.58	$0.66	$0.70	$0.04	$2.45	$1.48
Diluted	$0.51	$0.58	$0.66	$0.70	$0.04	$2.45	$1.47

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Years Ended
	2023				2022	2023	2022
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)

Net income	$27,266	$30,908	$35,175	$37,148	$2,052	$130,497	$51,432

Earnings per share, basic	$0.51	$0.58	$0.66	$0.70	$0.04	$2.45	$1.48
Earnings per share, diluted	$0.51	$0.58	$0.66	$0.70	$0.04	$2.45	$1.47
Dividends per share	$0.13	$0.13	$0.13	$0.13	$0.13	$0.52	$0.43

Return on average assets(A)	1.02%	1.14%	1.31%	1.38%	0.07%	1.21%	0.64%
Return on average equity(A)	7.33%	8.34%	9.67%	10.62%	0.60%	8.96%	5.69%
Return on average tangible equity(A)(B)	12.61%	14.47%	17.05%	19.32%	1.16%	15.75%	9.16%
Net interest margin (tax equivalent)(A)(C)	4.40%	4.37%	4.49%	4.80%	4.71%	4.51%	3.94%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.91%	3.87%	3.97%	4.38%	4.38%	4.03%	3.83%
Efficiency ratio(D)	69.21%	63.50%	60.83%	58.96%	65.14%	63.02%	64.23%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	14.29%	13.70%	13.53%	13.64%	12.69%	14.29%	12.69%
Tangible equity to tangible assets(B)	9.04%	8.37%	8.19%	8.15%	7.24%	9.04%	7.24%
Estimated Total capital ratio (to risk-weighted assets)	14.02%	13.42%	13.03%	12.72%	12.39%	14.02%	12.39%
Estimated Common equity Tier 1 capital (to risk weighted assets)	11.77%	11.14%	10.67%	10.39%	10.04%	11.77%	10.04%
Estimated Tier 1 capital (to risk-weighted assets)	11.89%	11.25%	10.78%	10.50%	10.15%	11.89%	10.15%
Estimated Tier 1 leverage (to average tangible assets)	10.18%	9.82%	9.51%	9.01%	8.55%	10.18%	8.55%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	13.65%	13.13%	12.80%	12.42%	12.02%	13.65%	12.02%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	12.20%	11.63%	11.22%	10.87%	10.46%	12.20%	10.46%
Estimated Tier 1 capital (to risk-weighted assets)	12.20%	11.63%	11.22%	10.87%	10.46%	12.20%	10.46%
Estimated Tier 1 leverage (to average tangible assets)	10.44%	10.15%	9.89%	9.35%	8.81%	10.44%	8.81%

Other Data
Weighted average shares:
Basic	53,282	53,313	53,297	53,021	52,715	53,229	34,738
Diluted	53,350	53,380	53,375	53,138	52,973	53,313	35,007
Period end shares outstanding	53,291	53,322	53,303	53,296	52,955	53,291	52,955
Book value per share	$28.54	$27.40	$27.37	$27.14	$26.12	$28.54	$26.12
Tangible book value per share(B)	$17.02	$15.76	$15.60	$15.24	$14.02	$17.02	$14.02
Employees - full-time equivalents	998	1,008	1,004	1,055	1,025	998	1,025

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,973,780	$139,114	6.92%	$8,043,706	$138,948	6.85%	$7,666,502	$116,145	6.01%
Securities	1,386,079	10,040	2.87%	1,471,916	9,930	2.68%	1,795,082	12,891	2.85%
Deposits in other financial institutions	217,068	3,021	5.52%	181,931	2,391	5.21%	354,117	2,933	3.29%
Total interest-earning assets	9,576,927	$152,175	6.30%	9,697,553	$151,269	6.19%	9,815,701	$131,969	5.33%
Allowance for credit losses on loans	(92,992)			(99,892)			(88,150)
Noninterest-earning assets	1,142,438			1,143,634			1,218,458
Total assets	$10,626,373			$10,741,295			$10,946,009

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,420,892	$10,548	2.95%	$1,400,508	$10,415	2.95%	$1,465,711	$5,422	1.47%
Money market and savings deposits	2,163,348	14,485	2.66%	2,166,610	13,142	2.41%	2,705,984	6,984	1.02%
Certificates and other time deposits	1,461,227	15,075	4.09%	1,400,367	13,282	3.76%	932,058	2,083	0.89%
Borrowed funds	275,694	4,154	5.98%	411,212	5,801	5.60%	37,824	417	4.37%
Subordinated debt	109,713	1,983	7.17%	109,608	1,908	6.91%	109,307	1,449	5.26%
Total interest-bearing liabilities	5,430,874	$46,245	3.38%	5,488,305	$44,548	3.22%	5,250,884	$16,355	1.24%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,624,417			3,695,592			4,199,982
Other liabilities	95,705			86,389			147,205
Total liabilities	9,150,996			9,270,286			9,598,071
Shareholders' equity	1,475,377			1,471,009			1,347,938
Total liabilities and shareholders' equity	$10,626,373			$10,741,295			$10,946,009

Net interest rate spread			2.92%			2.97%			4.09%

Net interest income and margin		$105,930	4.39%		$106,721	4.37%		$115,614	4.67%

Net interest income and net interest margin (tax equivalent)		$106,121	4.40%		$106,919	4.37%		$116,574	4.71%

Cost of funds			2.03%			1.92%			0.69%
Cost of deposits			1.84%			1.69%			0.62%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Years Ended December 31,
	2023			2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,961,911	$537,722	6.75%	$5,171,944	$280,375	5.42%
Securities	1,490,588	41,047	2.75%	1,779,425	37,861	2.13%
Deposits in other financial institutions	242,803	12,048	4.96%	462,075	4,758	1.03%
Total interest-earning assets	9,695,302	$590,817	6.09%	7,413,444	$322,994	4.36%
Allowance for credit losses on loans	(95,668)			(59,099)
Noninterest-earning assets	1,147,232			633,928
Total assets	$10,746,866			$7,988,273

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,464,015	$38,689	2.64%	$1,140,575	$9,278	0.81%
Money market and savings deposits	2,259,264	48,646	2.15%	1,841,348	9,861	0.54%
Certificates and other time deposits	1,239,345	41,286	3.33%	1,034,491	7,825	0.76%
Borrowed funds	318,721	17,807	5.59%	61,773	1,216	1.97%
Subordinated debt	109,560	7,630	6.96%	109,111	5,856	5.37%
Total interest-bearing liabilities	5,390,905	$154,058	2.86%	4,187,298	34,036	0.81%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,814,651			2,833,865
Other liabilities	85,376			62,581
Total liabilities	9,290,932			7,083,744
Shareholders' equity	1,455,934			904,529
Total liabilities and shareholders' equity	$10,746,866			$7,988,273

Net interest rate spread			3.23%			3.55%

Net interest income and margin		$436,759	4.50%		$288,958	3.90%

Net interest income and net interest margin (tax equivalent)		$437,670	4.51%		$292,152	3.94%

Cost of funds			1.67%			0.48%
Cost of deposits			1.47%			0.39%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2023				2022
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,409,002	$1,474,600	$1,512,476	$1,477,340	$1,455,795
Paycheck Protection Program (PPP)	5,100	5,968	8,027	11,081	13,226
Real estate:
Commercial real estate (including multi-family residential)	4,071,807	4,076,606	4,038,487	4,014,609	3,931,480
Commercial real estate construction and land development	1,060,406	1,078,265	1,136,124	1,034,538	1,037,678
1-4 family residential (including home equity)	1,047,174	1,024,945	1,009,439	1,008,362	1,000,956
Residential construction	267,357	289,553	311,208	292,143	268,150
Consumer and other	64,287	54,591	52,957	47,971	47,466
Total loans held for investment	$7,925,133	$8,004,528	$8,068,718	$7,886,044	$7,754,751

Deposits:
Noninterest-bearing	$3,546,815	$3,656,288	$3,713,536	$3,877,859	$4,230,169
Interest-bearing
Demand	1,659,999	1,397,492	1,437,509	1,394,244	1,591,828
Money market and savings	2,136,777	2,128,950	2,174,073	2,401,840	2,575,923
Certificates and other time	1,529,876	1,503,891	1,441,251	1,064,932	869,712
Total interest-bearing deposits	5,326,652	5,030,333	5,052,833	4,861,016	5,037,463
Total deposits	$8,873,467	$8,686,621	$8,766,369	$8,738,875	$9,267,632

Asset Quality:
Nonaccrual loans	$39,191	$38,291	$43,349	$43,413	$45,048
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	39,191	38,291	43,349	43,413	45,048
Other repossessed assets	—	—	—	124	—
Total nonperforming assets	$39,191	$38,291	$43,349	$43,537	$45,048

Net charge-offs	$2,577	$8,116	$236	$192	$5,707

Nonaccrual loans:
Commercial and industrial	$5,048	$14,991	$22,968	$23,329	$25,402
Real estate:
Commercial real estate (including multi-family residential)	16,699	13,563	8,221	9,026	9,970
Commercial real estate construction and land development	5,043	170	388	27	—
1-4 family residential (including home equity)	8,874	8,442	10,880	10,586	9,404
Residential construction	3,288	635	665	195	—
Consumer and other	239	490	227	250	272
Total nonaccrual loans	$39,191	$38,291	$43,349	$43,413	$45,048

Asset Quality Ratios:
Nonperforming assets to total assets	0.37%	0.36%	0.40%	0.41%	0.41%
Nonperforming loans to total loans	0.49%	0.48%	0.54%	0.55%	0.58%
Allowance for credit losses on loans to nonperforming loans	233.94%	244.38%	231.14%	221.56%	206.85%
Allowance for credit losses on loans to total loans	1.16%	1.17%	1.24%	1.22%	1.20%
Net charge-offs to average loans (annualized)	0.13%	0.40%	0.01%	0.01%	0.30%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Years Ended
	2023				2022	2023	2022
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$27,266	$30,908	$35,175	$37,148	$2,052	$130,497	$51,432
Add: Provision for credit losses	1,047	2,315	1,915	3,666	44,793	8,943	50,712
Add: Provision for income taxes	6,562	7,445	7,467	9,913	(218)	31,387	11,092
Pre-tax, pre-provision income	$34,875	$40,668	$44,557	$50,727	$46,627	$170,827	$113,236

Total average assets	$10,626,373	$10,741,295	$10,740,138	$10,882,533	$10,946,009	$10,746,866	$7,988,273

Pre-tax, pre-provision return on average assets(B)	1.30%	1.50%	1.66%	1.89%	1.69%	1.59%	1.42%

Total shareholders' equity	$1,521,018	$1,460,846	$1,458,680	$1,446,216	$1,383,176	$1,521,018	$1,383,176
Less: Goodwill and core deposit intangibles, net	614,030	620,262	627,065	633,925	640,785	614,030	640,785
Tangible shareholders’ equity	$906,988	$840,584	$831,615	$812,291	$742,391	$906,988	$742,391

Shares outstanding at end of period	53,291	53,322	53,303	53,296	52,955	53,291	52,955

Tangible book value per share	$17.02	$15.76	$15.60	$15.24	$14.02	$17.02	$14.02

Average shareholders' equity	$1,475,377	$1,471,009	$1,458,473	$1,418,082	$1,347,938	$1,455,934	$904,529
Less: Average goodwill and core deposit intangibles, net	617,236	623,864	630,854	638,110	658,107	627,449	343,257
Average tangible shareholders’ equity	$858,141	$847,145	$827,619	$779,972	$689,831	$828,485	$561,272

Return on average tangible equity(B)	12.61%	14.47%	17.05%	19.32%	1.18%	15.75%	9.16%

Total assets	$10,647,139	$10,665,460	$10,778,351	$10,604,718	$10,900,437	$10,647,139	$10,900,437
Less: Goodwill and core deposit intangibles, net	614,030	620,262	627,065	633,925	640,785	614,030	640,785
Tangible assets	$10,033,109	$10,045,198	$10,151,286	$9,970,793	$10,259,652	$10,033,109	$10,259,652

Tangible equity to tangible assets	9.04%	8.37%	8.19%	8.15%	7.24%	9.04%	7.24%

Net interest income (tax equivalent)	$106,121	$106,919	$108,509	$116,119	$116,574	$437,670	$292,152
Less: Purchase accounting accretion	11,726	12,400	12,572	10,104	8,160	46,802	8,370
Adjusted net interest income (tax equivalent)	$94,395	$94,519	$95,937	$106,015	$108,414	$390,868	$283,782

Average earning assets	$9,576,927	$9,697,553	$9,693,527	$9,815,803	$9,815,701	$9,695,302	$7,413,444
Net interest margin (tax equivalent) excluding PAA	3.91%	3.87%	3.97%	4.38%	4.38%	4.03%	3.83%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.